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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: February 24, 2007
                        (Date of earliest event reported)

                           Quest Resource Corporation
             (Exact name of registrant as specified in its charter)

          Nevada                     0-17371                  90-0196936
      (State or other              (Commission             (I.R.S. Employer
      jurisdiction of              File Number)           Identification No.)
      incorporation)

                         9520 North May Ave., Suite 300
                          Oklahoma City, Oklahoma 73120
                (Address of principal executive office)(Zip Code)

                                 (405) 488-1304
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
          (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 5.02  Departure of Directors or Certain Officers; Election of Directors;
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

      On February 24, 2007, Quest Midstream GP, LLC, a majority-owned subsidiary of Quest Resource Corporation and the general partner of Quest Midstream Partners, L.P., entered into an Executive Employment Agreement (the "Agreement") with Richard Andrew Hoover, President and Chief Operating Officer of Quest Midstream GP. The Agreement, effective as of January 1, 2007, initially has a term of three years. Beginning on January 1, 2010 and on January 1 of each year thereafter, the term of the Agreement will be automatically extended for one additional year, unless earlier terminated in accordance with the Agreement. Mr. Hoover's base salary is $342,500 for the first year of employment and at least $342,500 for each year thereafter as determined by Quest Midstream GP's Board of Directors. He is eligible to participate in Quest Midstream GP's incentive compensation plan (which has not yet been established), and he was awarded 75,000 common units ("Bonus Units") of Quest Midstream Partners. One-third of the Bonus Units will be issued on each of the first three anniversaries of the effective date of the Agreement.

      If Quest Midstream GP terminates Mr. Hoover's employment without Good Cause (as defined in the Agreement) or if Mr. Hoover terminates the Agreement for Good Reason (as defined in the Agreement), Quest Midstream GP will pay to Mr. Hoover (i) his base salary for the remainder of the term that would have been paid to him if no termination had occurred, (ii) his health insurance premium payments for the duration of the COBRA continuation period or until he becomes eligible for health insurance with a different employer, and (iii) his pro rata portion of any annual bonus and other incentive compensation to which he would have been entitled. Additionally, Quest Midstream GP will vest Mr. Hoover in all unvested Bonus Units, and he will be entitled to receive all other unpaid benefits due, owing or accrued through his last day of employment. If Mr. Hoover is unable to render services as a result of physical or mental disability, Quest Midstream GP may terminate his employment, and he will receive a lump-sum payment of $342,500 and all compensation and benefits that were accrued and vested as of the date of termination.

      The Agreement also provides for one-year restrictive covenants of non-competition and non-solicitation in the event Mr. Hoover terminates his own employment other than for Good Reason or is terminated by Quest Midstream GP for Good Cause. A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

          (d)  Exhibits

          10.1 Executive Employment Agreement dated February 24, 2007 and effective as of January 1, 2007 between Quest Midstream GP, LLC and Richard Andrew Hoover.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          QUEST RESOURCE CORPORATION



                                          By:   /s/ Jerry D. Cash
                                                ------------------------
                                                Jerry D. Cash
                                                Chief Executive Officer



Date:  March 1, 2007